EXHIBIT 10.1

THE JONES GROUP INC.

February 8, 2011

Mr. Richard Dickson
16651 Cumbre Verde Court
Pacific Palisades, CA 90272

Re: Amendment No. 1 to Employment Agreement

Dear Mr. Dickson:

        Reference is made to the Employment Agreement dated as of January 31, 2010, by and between you and The Jones Group Inc. (the "Company") (the "Employment Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

        This will confirm our agreement that, effective as of the date hereof, the terms and conditions of the Employment Agreement are hereby amended as follows:

        1. Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following Section 2:

"The Company shall employ the Executive for the period commencing as of February 8, 2010 (the "Effective Date") and ending as of December 31, 2013, as renewed in accordance with the following sentence (the "Term"). The Company may extend the Term on materially similar terms for an additional twelve months by giving written notice of such extension to the Executive no later than June 30, 2013. For avoidance of doubt, if this Agreement shall be so extended, the "Term" shall mean the period commencing February 8, 2010 and ending on December 31, 2014."

        2. The first sentence of Section 3(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following sentence:

"Effective as of January 1, 2011 and continuing throughout the remainder of the Term, the Executive shall receive a salary at the annual rate of not less than $1,100,000 ("Base Salary")."

        3. Except as otherwise set forth in this Amendment No. 1 to Employment Agreement, the Employment Agreement is ratified and confirmed in all respects and remains in full force and effect.

Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter agreement and returning it to the Company.

Very truly yours, THE JONES GROUP INC. By: /s/ Wesley R. Card Wesley R. Card Chief Executive Officer

Agreed to in all respects:

/s/ Richard Dickson
Richard Dickson

cc: Katten Muchin Rosenman LLP
      575 Madison Avenue
      New York, NY 10022
      Attention: Steven Eckhaus, Esq.